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                                                                MORGAN & COMPANY
                                                           Chartered Accountants



        September 7, 2006




        Securities and Exchange Commission 100 F Street, NE
        Washington, DC
        20549 USA

        Dear Sirs:

        RE: QUANTUM ENERGY INC.
        FILE REFERENCE NO. 333-102117
        -----------------------------

        We are the former independent auditors for Quantum Energy Inc. (formerly Boomers' Cultural Development Inc.) (the "Company") and, as of September 6, 2006, we resigned as principal accountants of the Company. We have read Item 4.01 which is disclosed in the Company's Current Report on Form 8-K, which the Company expects to file with the Securities and Exchange Commission on or around September 7, 2006, and are in agreement with the statements contained therein, insofar only as they relate to our firm. We have no basis to agree or disagree with other statements of the Company contained therein.


        Yours truly,


        "Morgan & Company"


        Chartered Accountants









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